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                                                            Exhibit 11.1

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                    (in thousands, except per share amounts)

                                                           THREE MONTHS ENDED
                                                               SEPTEMBER 30,
                                                           1996            1995
                                                          ------          ------
Primary earnings
  Net Income                                              $3,735          $1,882
                                                          ======          ======
Shares
  Weighted average number of common
    shares outstanding                                     4,889           4,771
  Assuming conversion of options issued
    and outstanding                                          234             170
                                                          ------          ------
  Weighted average number of common
    shares outstanding as adjusted                         5,123           4,941
                                                          ======          ======

Primary earnings per common share                          $0.73           $0.38
                                                          ======          ======

Fully diluted earnings<F*>
  Net Income                                              $3,735          $1,882
                                                          ======          ======

Shares
  Weighted average number of common
    shares outstanding                                     4,889           4,771
  Assuming conversion of options issued
    and outstanding                                          251             173
                                                          ------          ------
  Weighted average number of common
    shares outstanding as adjusted                         5,140             944
                                                          ======          ======

Fully diluted earnings per common share                    $0.73           $0.38
                                                          ======          ======


<F*>This calculation is submitted in accordance with Securities
Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.



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